                                                                EXHIBIT 99.1



                               WOLVERINE TUBE, INC.
                                   Page 1 of 2

Contact:   Thomas B Sabol
           Senior Vice President
           Chief Financial Officer
           (256)580-3510

--------------------------------------------------------------------------------

              WOLVERINE TUBE ANNOUNCES END TO MONTREAL PLANT STRIKE

HUNTSVILLE, ALABAMA, (MAY 25, 2005) - Wolverine Tube, Inc. (NYSE:WLV) announced today that the unionized employees at its Montreal, Quebec facility ratified a new three-year labor agreement. The employees are members of the United Steelworkers of America Local 6932, known locally in Quebec as the FTQ-Syndicat des Metallos.

         The workers went on strike on April 4, after failing to reach an agreement with the Company. While the unionized employees were on strike, the Company undertook several initiatives to mitigate the financial impact of the strike on its second quarter results. These included utilizing management and supervisory employees at the plant to engage in limited production, moving production to other Wolverine facilities at additional shipping and other costs, pushing out customer order due dates, and purchasing finished product from outside sources. In addition, some customers cancelled orders.

         Chip Manning, President and Chief Operating Officer, said "We are pleased that the strike is over and that the Company and its unionized employees were able to reach an agreement. This new agreement allows the Company flexibility in meeting the ongoing challenges of a competitive global marketplace while at the same time continuing to provide a competitive wage and benefit package to our employees." Manning continued, "With this new agreement, we are confident that we will move forward in servicing the needs of our customers. As our employees return to work within the next few days, we will be focused on safely and quickly returning the plant to efficient production levels and we will be actively engaged with our customers to satisfy their product demands."

         Tom Sabol, Chief Financial Officer, added "The strike has obviously impacted all parties involved. The negative effect the strike will have on our second quarter results will be dependent on a number of factors including: how quickly and efficiently we ramp-up production; the movement of some products back to the Montreal facility from other locations; the ability to recapture business due to cancelled orders; and the overall level of customer demand. Given the amount of time remaining in the second quarter, we continue to take steps which we believe will mitigate the impact of the strike by working with employees to quickly and safely resume increased production activities."

                               WOLVERINE TUBE, INC.
                                   Page 2 of 2


Contact:   Thomas B Sabol
           Senior Vice President
           Chief Financial Officer
           (256)580-3510

--------------------------------------------------------------------------------

ABOUT WOLVERINE TUBE, INC.

         Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.


FORWARD LOOKING STATEMENT

         Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's ability to timely return to increased production levels at the Montreal facility, satisfy customers' orders, and mitigate the impact of the strike and the new labor agreement on the Company's results. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to matters covered in this press release, factors that could affect actual results include, without limitation, unanticipated costs or delays in the return of business to our Montreal facility; the speed and efficiency with which increased production can be achieved; the ability to absorb the costs of the new labor contract; the ability to retain customers and the level of customer demand, including the return of customers' previously cancelled orders; competitive products and pricing; continuation of historical trends in customer inventory levels and expected demand for our products; the seasonality of our business; regulatory matters; the effect of currency fluctuation; fluctuation in the COMEX copper price; the mix of geographic and product revenues; pension and healthcare costs; working capital management programs and capital spending initiatives; and our ability to continue de-leveraging our balance sheet and to pursue alternative sources of liquidity. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.